Exhibit 99.1

NEWS RELEASE

Company Contact:
N. Paul Brost
Command Security Corporation
703-464-4735

COMMAND SECURITY CORPORATION NOTIFIED OF THE U. S. POSTAL SERVICES DECISION TO CONFIRM CONTRACT AWARD

Herndon, VA***June 18, 2015***Command Security Corporation (NYSE MKT: MOC) announced today the notification by the U. S. Postal Service (“USPS”) of their decision regarding the previously announced contract award.

On December 31, 2014, Command Security Corporation (“Command Security” or the “Company”) received notification of the award of the USPS contract under Solicitation No. 2B-14-A-0078, valued at approximately $250 million over a ten year term of service. The contract provides for security services at 50 USPS locations in 18 states, Puerto Rico and the District of Columbia, valued at approximate $20 million per year, as well as the operation of the two USPS National Law Enforcement Communication Centers (NLECC) at Dulles International Airport, Virginia and in Ft. Worth, Texas, valued at approximately $5 million per year. The award includes a four year base contract and three two-year options.

On January 29, 2015 the Company announced that the USPS had issued a stay of the transition of the contract awarded to the Company pending the resolution of a dispute over the award of such contract. The contract at issue was disclosed in a press release issued by the Company on January 6, 2015, and in a Form 8-K filed by the Company with the Securities and Exchange Commission on January 12, 2015. On January 27, 2015, the Company was notified by the USPS that ABM Security Services (“ABM”) had lodged a protest with the USPS seeking to overturn the contract that was awarded to the Company.

In a decision dated June 15, 2015, the USPS Supplier Disagreement Resolution Officer found that the December 31, 2014 contract awarded to the Company represented the best value for the USPS. Accordingly, the Supplier Disagreement Resolution Officer denied the disagreement filed by ABM, and lifted the stay on the performance of the December 31, 2014 contract with the Company.

On June 17, 2015, the Company was notified by the United States Department of Justice that ABM has expressed an intent to file a protest with the Court of Federal Claims challenging the award of the USPS contract to the Company, and seeking an injunction to stop the transition of the USPS contract to the Company. The Company cannot predict the duration or outcome of the dispute, including whether the transition will occur.

About Command Security Corporation

Command Security Corporation and its Aviation Safeguards subsidiary provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States. We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today. By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns. We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security. Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees. For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.